SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                            JohnsonFamily Funds, Inc.
                (Name of Registrant as Specified in its Charter)

           __________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:
          _________________________________

     2.   Aggregate number of securities to which transaction applies:
          _________________________________

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          _____________________________________________________

     4.   Proposed maximum aggregate value of transaction: $__________________

     5.   Total fee paid: $__________________

[ ]  Fee paid previously with preliminary materials:  $__________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by Registration Statement Number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid: $__________________

     2.   Form, Schedule or Registration Statement No.: __________________

     3.   Filing Party: __________________________________________________

     4.   Date Filed: _____________ ___, 200__


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Notice of Special Meeting of Shareholders
of JohnsonFamily Funds, Inc. to be Held March 31, 2003

To Shareholders of JohnsonFamily Funds, Inc.:

     We invite you to attend a Special Meeting of Shareholders of JohnsonFamily Intermediate Fixed Income Fund (the "Fund"), a series of JohnsonFamily Funds, Inc., a Maryland corporation registered under the Investment Company Act of 1940 (the "Company"), on Monday, March 31, 2003 at 10:00 a.m., local time, at the offices of Johnson Asset Management, Inc., 555 Main Street, Racine, Wisconsin 53403. As we describe in the accompanying Proxy Statement, the shareholders will vote on the following proposals:

     1. a proposal to approve a new investment advisory agreement for the Fund between the Company and Johnson Asset Management, Inc. (the "Adviser");

     2. a proposal to approve a sub-advisory agreement for the Fund, among the Company, the Adviser and RNC Capital Management LLC (d/b/a RNC Genter Capital Management) (the "Portfolio Manager"); and

     3. to consider any other business as may properly come before the Special Meeting.

     We have enclosed a proxy card with this Proxy Statement. Your vote is important, no matter how many shares you own. Even if you plan to attend the Special Meeting, please complete, date and sign the proxy card and mail it as soon as you can in the envelope we have provided. If you attend the Special Meeting, you can revoke your proxy and vote your shares in person if you choose.


                                       JOHNSONFAMILY FUNDS, INC.

                                       /s/ Colette M. Wallner

                                       Colette Wallner
                                       President
Racine, Wisconsin
March 7, 2003

                           FREQUENTLY ASKED QUESTIONS

Q:   Why have I received this Proxy Statement?

     The Company's Board of Directors has sent you this Proxy Statement, starting around March 11, 2003 to ask for your vote as a shareholder of the Company.

Q:   What am I voting on?

     You will vote on the following proposals:

     Proposal No.                         Description
     ------------                         -----------

          1 Approval of a new investment advisory agreement for the Fund between the Company and the Adviser.

          2 Approval of a sub-advisory agreement for the Fund among the Company, the Adviser and the Portfolio Manager.

     The Company's Board of Directors is not aware of any other matter which will be presented to you at the Special Meeting.

Q:   Who is entitled to vote?

     If you owned shares of the Fund as of the close of business on the record date, February 28, 2003, then you are entitled to vote. You will be entitled to vote one vote per share for each share you own on the record date.

Q:   Do I need to attend the Special Meeting in order to vote?

     No. You can vote either in person at the Special Meeting or by completing and mailing the enclosed proxy card.

Q:   How will proxies be solicited?

     The Company will solicit proxies by mail. In addition, certain of our officers and employees may solicit by telephone, telegram, e-mail and personally. The Company will not pay these officers and employees specifically for soliciting proxies. The Company will bear the cost of soliciting proxies, including preparing, printing, assembling and mailing the proxy material.

Q:   How many shares of the Fund's stock are entitled to vote?

     As of the record date, 7,269,990 shares of the Fund were entitled to vote at the Special Meeting.

Q:   What happens if the Special Meeting is adjourned?

     The Special Meeting could be adjourned if a quorum does not exist or if sufficient votes to approve a proposal are not received. For purposes of any adjournment, proxies will be voted


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

     "for" adjournment unless you direct otherwise by writing anywhere on the enclosed proxy that you will vote against any adjournments.

Q:   What constitutes a quorum?

     A "quorum" refers to the number of shares that must be in attendance, in person or by proxy, at a meeting to lawfully conduct business. A majority of the shares of the Fund entitled to be cast represent a quorum. As a result, holders of 3,634,996 shares of the Fund must be present in person or represented by proxy at the Special Meeting to constitute a quorum.

Q:   What happens if I sign and return my proxy card but do not mark my vote?

     Colette Wallner and Mark Behrens, as proxies, will vote your shares to approve the new investment advisory agreement and to approve the sub-advisory agreement.

Q:   May I revoke my proxy?

     You may revoke your proxy at any time before it is exercised by giving notice of your revocation to the Company in writing (by subsequent proxy or otherwise). Your presence at the Special Meeting does not itself revoke your proxy.

Q:   Who will count the votes?

     ADP Investor Communication Services will count the votes and act as inspector of elections.

Q:   How can I obtain a copy of the annual report?

     You may request a copy of the Company's latest annual report by writing to JohnsonFamily Funds, Inc., P.O. Box 1177, Milwaukee, Wisconsin 53201-1177,
     Attention: Secretary, or by calling 1-800-276-8272. These copies will be furnished by the Company free of charge.


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


               OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of shares of the Fund by each person or entity known by the Fund to own beneficially more than 5% of the Fund as of February 28, 2003:

Name and Address                Number of Shares
Of Beneficial Owner            Beneficially Owned           Percentage Ownership
-------------------            ------------------           --------------------

Johnson Trust Company               7,130,205                      98.08%
555 Main Street
Racine, WI  53403


Because Johnson Trust Company owns approximately 98% of the voting power of all shares entitled to vote, if Johnson Trust Company votes in favor of Proposal No. 1, Proposal No. 2 or any other proposal as may properly come before the Special Meeting, then the approval of such proposal is assured. As of February 28, 2003, none of the directors or executive officers of the Fund (8 persons) owned shares of the Fund.

                                 PROPOSAL NO. 1:

                                APPROVAL OF A NEW
                          INVESTMENT ADVISORY AGREEMENT

                                  Introduction

     The Fund presently has an investment advisory agreement (the "Current Agreement") with the Adviser. The Current Agreement is dated March 30, 1998 and was entered into in connection with the organization of the Fund. The Company on behalf of the Fund and the Adviser desire to enter into a new investment advisory agreement (the "New Agreement"), pursuant to which the Adviser will assume all investment management and administrative services for the Fund, but may select one or more portfolio managers to make specific investments for the Fund. The New Agreement was approved by the Company's Board of Directors on February 20, 2003. Subject to shareholder approval of Proposal No. 1, the New Agreement will take effect on April 1, 2003.

     The New Agreement will provide the Adviser with the flexibility to retain a portfolio manager pursuant to an agreement between the Adviser, the Company and the portfolio manager. Under the New Agreement, the advisory services currently provided solely by the Adviser will be divided between the Adviser and the portfolio manager, thereby enabling the portfolio manager to concentrate all of its efforts on the portfolio management for the Fund. The Adviser's retention of a portfolio manager is subject to the approval of the Company's Board of Directors, including a majority of those Directors who are not "interested persons" of the Company and of the Fund's shareholders as required by the Investment Company Act of 1940.

     The proposed portfolio manager for the Fund is the Portfolio Manager In approving the New Agreement and the sub-advisory agreement described in Proposal No. 2, the Board of Directors believed that it was in the best interests of the Fund to retain the Adviser to perform all investment management and administrative services for the Fund with the exception of portfolio management.

                      Description of the Current Agreement

     Under the Current Agreement, the Adviser supervises and manages the investment portfolio of the Fund and, subject to such policies as the Board of Directors may determine, directs the purchase or sale of investment securities in the day-to-day management of the Fund's investment portfolio. The Adviser, at its own expense and without reimbursement from the Fund, furnishes office space and all necessary facilities, equipment and executive personnel for managing the Fund's investments. For the foregoing, the Adviser receives an annual fee, paid monthly, of 0.45% of the average daily net assets of the Fund. During the fiscal year ended October 31, 2002, the Fund paid the Adviser Advisory fees of $338,511.


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

                        Description of the New Agreement

     Under the New Agreement, the Adviser will: (1) provide the Fund with office space, office furnishings, facilities, equipment and personnel necessary to manage the Fund's affairs, except for office space utilized by and personnel of the Portfolio Manager; (2) provide or oversee the provision of, subject to and in accordance with the investment objective and policies of the Fund and any directions which the Board of Directors may issue to the Adviser, all general management and investment of the assets and security portfolios of the Fund; (3) develop, implement and monitor investment programs; and (4) be authorized (subject to the approvals required by the Investment Company Act of 1940) to select or hire the Portfolio Manager who, subject to the control and supervision of the Board of Directors and the Adviser, will have full investment discretion for the Fund and make all the determinations with respect to the investment of the Fund's assets assigned to the Portfolio Manager and the purchase and sale of portfolio securities with those assets, and take such steps as may be necessary to implement its decision. While the Adviser will not evaluate the investment merits of specific securities selections, it will review the Portfolio Manager's overall performance.

     For the foregoing, the Adviser will be compensated under the New Agreement at the same rates as it is compensated under the Current Agreement; i.e., the Adviser will receive a monthly fee equal to 1/12 of 0.45% of the average daily net assets of the Fund.

     All of the assets of the Fund initially will be allocated to the Portfolio Manager (assuming Proposal No. 1 and Proposal No. 2 are approved by the shareholders). The Adviser's retention of the Portfolio Manager is subject to the approval of the Company's Board of Directors, including a majority of those Directors who are not "interested persons" of the Company and of the Fund's shareholders as required by the Investment Company Act of 1940. The Portfolio Manager may be terminated by the Fund or the Adviser. The Adviser will be responsible for the payment of all fees to the Portfolio Manager. The Adviser and the Company on behalf of the Fund will enter into a separate sub-advisory contract with the Portfolio Manager, the provisions of which are discussed in Proposal No. 2.

     The New Agreement will continue in effect for an initial period beginning April 1, 2003 and ending March 31, 2005 and indefinitely thereafter, so long as its continuance is specifically approved at least annually by (1) the Board of Directors of the Company or by the vote of the majority of the outstanding voting securities of the Company; and (2) the vote of a majority of the Directors of the Company who are not parties to the New Agreement or "interested persons" of the Adviser cast in person at a meeting called for the purpose of voting on such approval. The New Agreement provides that it may be terminated at any time upon 60 days' written notice by either party. The New Agreement also provides that it shall be automatically terminated if it is assigned.

     The New Agreement provides that the Adviser will not be liable to the Fund or its shareholders for anything other than willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties. The New Agreement also provides that the Adviser's services to the Fund are not to be deemed exclusive and the Adviser may furnish similar services to others so long as the services provided to the Fund are not impaired.

                           Description of the Adviser

     The Adviser is a Wisconsin corporation and a registered investment adviser whose principal offices are located at 555 Main Street, Racine, Wisconsin 53403. The Adviser is a wholly-owned subsidiary of Johnson Financial Group, Inc., a Wisconsin corporation and a financial services holding company, whose principal offices are located at 555 Main Street, Racine, Wisconsin 53403. Samuel C. Johnson controls the Adviser by virtue of his status as trustee of the Johnson Financial Group, Inc. Voting Trust, which holds 55% of the outstanding shares of Johnson Financial Group, Inc. The name and principal occupation of the Adviser's principal executive officer and directors are listed below (the address of each is c/o the Adviser, 555 Main Street, Racine, Wisconsin 53403):

Name and Office                     Principal Occupation
---------------                     --------------------

Colette Wallner                     President of the Adviser
President and Director              Executive Vice President -
                                      Johnson Financial Group, Inc.

Richard Hansen                      President - Johnson Financial Group, Inc.
Director

John Schroeder                      Retired
Director


     Colette Wallner, President of the Adviser, also serves as President of the Fund.

                                  Vote Required

     The favorable vote of the holders of a "majority" (as defined in the Investment Company Act of 1940) of the outstanding shares of the Fund is required for the approval of Proposal No. 1. Under the Investment Company Act of 1940, the vote of the holders of a "majority" of the outstanding shares of the Fund means the vote of the holders of the lesser of (1) 67% or more of its shares present at the Special Meeting or represented by proxy if the holders of 50% or more of its shares are so present or represented; or (2) more than 50% of its outstanding shares. Abstentions and broker non-votes will not be counted for or against the proposal but will be counted as votes present for purposes of determining whether or not more than 50% of the outstanding shares are present or represented at the Special Meeting. The failure to vote (other than by broker non-votes or abstentions), assuming more than 50% of the outstanding shares of the Fund are present, has no effect if (1) above is applicable and has the same effect as a vote against the proposal if (2) above is applicable. Abstentions and broker non-votes have the same effect as a vote against the proposal. If the shareholders of the Fund do not approve the New Agreement, then the Current Agreement will remain in effect and shareholders will not be asked to vote on Proposal No. 2. If Johnson Trust Company, which currently owns approximately 98% of the voting power of all shares entitled to vote, votes in favor of Proposal No. 1, then the approval of Proposal No. 1 is assured.

                                 Recommendation

     The Company's Board of Directors has unanimously approved this Proposal and has determined that this Proposal is in the best interests of the Fund. In doing so, it considered the following factors, among others:

     o The Adviser has demonstrated its abilities as an investment adviser while serving as the investment adviser to the JohnsonFamily Funds, currently consisting of four portfolios.

     o The fees paid by the Fund under the New Agreement are the same as the fees paid by the Fund under the Current Agreement and are comparable to fees paid to similarly sized mutual funds utilizing the same investment strategy.

     o The expense ratio of the Fund and those of similarly sized mutual funds utilizing the same investment strategy.

     o The services to be performed by the Adviser under the New Agreement either directly or by the Portfolio Manager are substantially the same as the services performed by the Adviser under the Current Agreement.

     o    The past investment performance of the Fund.

     Accordingly, the Board of Directors recommends a vote "for" Proposal No. 1.

                                 PROPOSAL NO. 2:

                      APPROVAL OF A SUB-ADVISORY AGREEMENT

                                  Introduction

     The Adviser and the Company on behalf of the Fund have entered into a sub-advisory agreement (the "Sub-Advisory Agreement") with the Portfolio Manager pursuant to which the Portfolio Manager will serve as the portfolio manager of the Fund. The Sub-Advisory Agreement was approved by the Board of Directors of the Company on February 20, 2003. Subject to shareholder approval of Proposal No. 1 and Proposal No. 2, the Sub-Advisory Agreement will take effect on April 1, 2003.

     The Company's Board of Directors believes that it is in the best interests of the Fund and its shareholders to approve the Sub-Advisory Agreement because of the experience and skill of the Portfolio Manager in selecting portfolio investments of the type appropriate for the Fund.

                    Description of the Sub-Advisory Agreement

     Under the Sub-Advisory Agreement, the Portfolio Manager will be responsible for selecting portfolio securities for investment by the Fund, purchasing and selling securities for the Fund and, upon making any purchase or sale decision, placing orders for the execution of such portfolio transactions in accordance with the terms of the Sub-Advisory Agreement and such operational procedures as may be agreed to from time to time by the Portfolio Manager and the Fund or the Adviser.

     For its services to the Fund, the Adviser, not the Fund, will pay the Portfolio Manager a monthly fee, at an annual rate of 1/12 of 0.20% of the average daily net assets of the Fund. The fee will be pro-rated for any month during which the Sub-Advisory Agreement is in effect only for a portion of the month.

     No performance or incentive fees will be paid to the Portfolio Manager. If the Sub-Advisory Agreement had been in effect throughout the fiscal year ended October 31, 2002 the Adviser would have paid the Portfolio Manager approximately $150,500.

     The Sub-Advisory Agreement will continue in effect for an initial period beginning April 1, 2003 and ending March 31, 2005 and indefinitely thereafter, so long as its continuance is specifically approved at least annually by (1) the Board of Directors of the Company and (2) the vote of a majority of the Directors of the Company who are not parties to the Sub-Advisory Agreement or "interested persons" of the Portfolio Manager cast in person at a meeting called for the purpose of voting on such approval. The Sub-Advisory Agreement provides that it may be terminated at any time by the Company on behalf of the Fund, the Adviser or the Portfolio Manager, without the payment of any penalty, immediately upon written notice to the others in the event of a breach of any provision of the Sub-Advisory Agreement by the party so notified, or otherwise, upon giving 30 days' written notice to the others. The Sub-Advisory Agreement will automatically terminate if it is assigned.

     The Sub-Advisory Agreement provides that the Portfolio Manager will not be liable to the Fund or its shareholders for anything other than willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties. The Sub-Advisory Agreement also provides that the Portfolio Manager and one or more of its affiliates and any of its or their officers, directors and employees may engage in other businesses, devote time and attention to any other business whether of a similar or dissimilar nature, and render services to others.

                      Description of the Portfolio Manager

     The Portfolio Manager is a California limited liability company and a registered investment adviser. Its principal office is located at 11601 Wilshire Boulevard, Twenty-Fifth Floor, Los Angeles, California 90025. The Portfolio Manager, whose sole voting member is Genter Capital LLC, has been involved in account portfolio management since 1968. Genter Capital LLC is wholly-owned by Daniel J. Genter and has its principal place of business at 11601 Wilshire Boulevard, Twenty-Fifth Floor, Los Angeles, California 90025. Daniel J. Genter is the President, Chief Executive Officer and the Chief Investment Officer of the Portfolio Manager.

                                  Required Vote

     The favorable vote of the holders of a "majority" (as defined in the Investment Company Act of 1940) of the outstanding shares of the Fund is required for the approval of Proposal No. 2. Under the Investment Company Act of 1940, the vote of the holders of a "majority" of the outstanding shares of the Fund means the vote of the holders of the lesser of

(1) 67% or more of its shares present at the Special Meeting or represented by proxy if the holders of 50% or more of its shares are so present or represented; or (2) more than 50% of its outstanding shares. Abstentions and broker non-votes will not be counted for or against the Sub-Advisory Agreement but will be counted as votes present for purposes of determining whether or not more than 50% of the outstanding shares are present or represented at the Special Meeting. The failure to vote (other than by broker non-votes or abstentions), assuming more than 50% of the outstanding shares of the Fund are present, has no effect if (1) above is applicable and has the same effect as a vote against the Sub-Advisory Agreement if (2) above is applicable. Abstentions and broker non-votes have the same effect as a vote against the Sub-Advisory Agreement. If the shareholders do not approve Proposal No. 1, then the Current Agreement will remain in effect and Proposal No. 2 will not be presented to the shareholders. If the shareholders of the Fund do not approve the Sub-Advisory Agreement, then the Adviser will continue to perform the services contemplated to be performed by the Portfolio Manager under the Sub-Advisory Agreement, except it will perform those services pursuant to the New Agreement. The approval of the Sub-Advisory Agreement is conditioned upon the approval of Proposal No. 1. If Johnson Trust Company, which currently owns approximately 98% of the voting power of all shares entitled to vote, votes in favor of Proposal No. 2, then the approval of Proposal No. 2 is assured.

                                 Recommendation

     The Company's Board of Directors has unanimously approved this Proposal and has determined that this Proposal is in the best interests of the Fund. In doing so, it considered the following factors, among others:

     o The fees to be paid under the Sub-Advisory Agreement will be paid by the Adviser, not the Fund.

     o The Portfolio Manager has demonstrated its abilities as an investment adviser.

     Accordingly, the Board of Directors recommends a vote "for" Proposal No. 2.


                     ADMINISTRATOR AND PRINCIPAL UNDERWRITER

     The Company's administrator is SEI Investments Global Funds Services (formerly SEI Investments Mutual Funds Services) ("SIGFS"). Its principal office is located at 530 East Swedesford Road, Wayne, Pennsylvania 19087. SEI Investments Distribution Co., an affiliate of SIGFS, acts as principal underwriter of shares of the Funds.


                        RECEIPT OF SHAREHOLDER PROPOSALS

     Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in the Company's proxy materials for a particular meeting of shareholders. One of these conditions relates to the timely receipt by the Company of any such proposal. Since the Company does not have regular annual meetings of shareholders, under these rules, proposals submitted for inclusion in the proxy materials for a particular meeting must be received by the Company within a reasonable time before the solicitation of proxies for the meeting is made. The fact that the Company receives a shareholder proposal in a timely manner does not ensure its inclusion in the proxy materials since there are other requirements in the proxy rules relating to such inclusion.


                                  OTHER MATTERS

     The Board of Directors knows of no other matters that may come before the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons acting pursuant to the enclosed form of proxy to vote the shares represented by said proxies in accordance with their best judgment with respect to such matters.

     If you would like to receive a copy of the Fund's latest annual report, please write to JohnsonFamily Funds, Inc., P.O. Box 1177, Milwaukee, Wisconsin 53201-1177, Attention: Secretary, or call 1-800-276-8272. The Company will furnish these copies free of charge.

                                         JOHNSONFAMILY FUNDS, INC.

                                         /s/ Colette M. Wallner

                                         Colette Wallner
                                         President
Racine, Wisconsin
March 7, 2003

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                          OF JOHNSONFAMILY FUNDS, INC.


                  JohnsonFamily Intermediate Fixed Income Fund

     The undersigned constitutes and appoints Colette Wallner and Mark Behrens and each of them singly, with power of substitution, as attorneys and proxies for and in the name and place of the undersigned to appear and vote with the same effect as the undersigned at the Special Meeting of shareholders of JohnsonFamily Funds, Inc. to be held at the offices of Johnson Asset Management, Inc., 555 Main Street, Racine, Wisconsin 53403, on Monday, March 31, 2003, at 10:00 a.m., local time, and at any adjournments or postponements thereof, all shares of stock of the JohnsonFamily Intermediate Fixed Income Fund (the "Fund") which the undersigned is entitled to vote as follows:

     1.   To approve a proposed new investment advisory agreement.

          |_|  For              |_|  Against           |_|  Abstain

     2.   To approve a proposed sub-advisory agreement.

          |_|  For              |_|  Against           |_|  Abstain

     3. In their discretion upon such other business as may properly come before the meeting.

                                        This proxy will be voted as specified.
                                        If no specification is made, this proxy
                                        will be voted for each proposal.

                                        The signature on this proxy should
                                        correspond exactly with the name of the
                                        shareholder as it appears on the proxy.
                                        If stock is issued in the name of two or more persons, each should sign the proxy. If a proxy is signed by an administrator, trustee, guardian, attorney or other fiduciary, please indicate full title as such.

                                         Dated _____________ ___, 2003


                                         Signed_________________________________

                                         Signed_________________________________

This proxy is solicited on behalf of
the Board of Directors of JohnsonFamily Funds, Inc.

|_|  Please check here if you will be attending the meeting